Exhibit 99.3

Ondas Announces Transformative Acquisition of DZYNE Technologies, Establishing the Leading
Autonomous Defense Platform Spanning Persistent Intelligence, Aerial Security and Autonomous Effects

Combination expands Ondas’ portfolio across multi-domain ISR, counter-UAS, precision strike, mission intelligence and autonomous systems for U.S. and allied defense customers

Together with World View, DZYNE will operate within Ondas Sentinel, a newly created business division that will strengthen Ondas’ U.S. defense portfolio

Transaction significantly strengthens Ondas’ financial profile, adding substantial revenue, positive EBITDA and expanded operating leverage

WEST PALM BEACH, FL / July 6, 2026 / Ondas Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of advanced autonomous systems and next-generation defense and security technologies and services, announced today it has acquired DZYNE Technologies, LLC (“DZYNE”). This acquisition establishes Ondas as a vanguard autonomous defense platform, uniting complementary capabilities across multi-domain ISR, counter-UAS, autonomous effects, aerial security, precision strike, autonomous logistics, and AI-enabled mission orchestration to rapidly meet the complex, evolving requirements of modern warfare. The acquisition is valued at $875.8 million and was financed through a cash and stock structure intended to align the incentives of DZYNE management and investors with Ondas’ stockholders. Greater than 50% of the stock consideration is subject to a six-month lock-up.

“The character of warfare is changing rapidly, and military advantage increasingly belongs to organizations capable of deploying autonomous systems at scale,” said Eric Brock, Chairman and Chief Executive Officer of Ondas. “DZYNE brings exceptional technology, world-class engineering talent and mission-ready systems across long-endurance ISR, counter-UAS and autonomous effects. The combination with DZYNE accelerates Ondas’ build-out of the next-generation autonomous defense platform—not through a single breakthrough product, but by integrating complementary, mission-proven technologies into a scaled operating platform. Importantly, DZYNE significantly strengthens Ondas’ financial profile, adding substantial scale and revenue growth. DZYNE is EBITDA positive with a strong and growing margin profile, accelerating Ondas’ path towards profitable, long-term growth.”

DZYNE, a U.S.-based defense technology company recognized for its leadership in long-endurance autonomous aircraft, counter-drone systems and autonomous effects, brings Ondas an operationally mature business with established relationships across the U.S. defense community and allied customers, along with a reputation for moving quickly from prototyping into fielded systems. Ondas believes this combination of technical depth, mission experience, customer trust and operational execution makes DZYNE a uniquely valuable strategic asset as defense organizations accelerate investment in autonomous systems.

“We structured this transaction to take the majority of our consideration in Ondas equity because we believe in the long-term value of the combined platform,” said Jeff Hull, President and Chief Executive Officer of Highlander Partners, the majority owner of DZYNE. “As a firm that invests our own proprietary capital with a patient, long-term horizon, our equity position reflects genuine conviction — not just in DZYNE’s capabilities, but in Ondas’ vision to build a scaled global operating platform for unmanned and autonomous systems serving the defense, security, and critical infrastructure markets. DZYNE’s ISR, counter-UAS, and expendable systems are a natural extension of that architecture, and we believe DZYNE’s technology and team will thrive inside Ondas as part of its broader system-of-systems strategy — together positioned to be a leader in autonomous defense.”

“This acquisition exemplifies our Strategic Growth Program by adding an operationally mature defense technology company with market-leading products, deep customer relationships and immediate financial scale,” said Mark Green, Head of Global Corporate Development & M&A at Ondas.” Integrating DZYNE into our systems-of-systems architecture expands our technology leadership while strengthening our operating platform and financial profile.”

Ondas Sentinel: A New Operating Division for U.S. Scale

Ondas has formed Ondas Sentinel, a dedicated operating division unifying its growing U.S. portfolio of autonomous defense technologies. Initially intended to integrate World View and DZYNE, it combines persistent ISR, counter-UAS, autonomous effects and mission intelligence into a scalable organization built to support larger, more integrated defense programs while leveraging common technology roadmaps, manufacturing, sustainment and AI-enabled mission software.

Ryan Hartman, Chief Executive Officer of World View, will serve as Chief Executive Officer of Ondas Sentinel, while Matt McCue, co-founder and Chief Executive Officer of DZYNE, will become Chief Technology Officer of Ondas Sentinel. Together, they will lead the integration of the businesses and accelerate Ondas’ strategy to deliver integrated autonomous defense solutions at scale.

“Ondas Sentinel creates far more than an organizational structure—it’s a scalable U.S. defense platform,” said Ryan Hartman, Chief Executive Officer of Ondas Sentinel. “By combining World View’s persistent sensing with DZYNE’s mission-proven autonomous systems, effectors, and counter-UAS capabilities, we can engage customers across more mission areas, pursue larger programs and help operators see more, decide faster and act with confidence.”

Compelling Strategic Fit Accelerates Combined Growth Path

DZYNE adds three strategic franchises to the Ondas platform: long-endurance ISR, counter-UAS and autonomous effects. These capabilities have been supported by over $500 million of cumulative R&D and product development investment and directly address several of the fastest-growing priorities in defense modernization, including persistent intelligence, aerial security, affordable mass and distributed operations.

1)	Building a Multi-Domain ISR Architecture from the Stratosphere to the Tactical Edge

The acquisition of DZYNE significantly advances Ondas’ multi-domain ISR roadmap, reflecting the Company’s belief that the future of ISR lies in integrated architectures, not isolated aircraft or sensors.

DZYNE’s ULTRA is a long-endurance autonomous aircraft delivering multi-day ISR across large operational areas at significantly lower operating cost and logistical burden than traditional ISR aircraft. With tens of thousands of operational flight hours, ULTRA brings proven persistence to distributed operations, border security, maritime awareness and communications relay—strengthening Ondas’ position in persistent intelligence and bridging World View’s stratospheric sensing with Optimus’ tactical-edge autonomous operations.

The combined Ondas ISR portfolio is expected to span:

●	Stratospheric ISR: World View’s Stratollites provide persistent sensing, communications relay and strategic intelligence capabilities from the stratosphere, supporting wide-area surveillance, maritime awareness, border security and resilient communications.

●	Long-Endurance Theater ISR: DZYNE’s ULTRA and LEAP platforms provide long-endurance intelligence collection, reconnaissance and communications relay capabilities for operational theater missions requiring persistence over extended periods.

●	Tactical ISR: Ondas’ Optimus autonomous drone platform and InsightSense ground sensor technologies provide persistent intelligence and situational awareness at the tactical edge, combining autonomous aerial reconnaissance, distributed ground sensing, force protection and infrastructure monitoring into a unified tactical intelligence layer.

Ondas is also advancing SkyWeaver, an AI-enabled mission operating system being developed in partnership with Palantir Technologies to connect sensors, autonomous platforms, operators and decision-makers across a single operational environment. Built on Palantir Foundry and AIP, SkyWeaver transforms data across the Ondas and DZYNE portfolios into actionable intelligence for sensor fusion, decision support, mission planning and autonomous tasking.

2)	IonStrike Completes Ondas’ Counter-UAS and Aerial Security Portfolio

DZYNE’s IonStrike significantly expands Ondas’ counter-UAS portfolio with a fully kinetic, autonomous interceptor designed to detect, track and physically defeat hostile drones in flight. Purpose-built to counter the Shahed-136 class of one-way attack drones and other emerging aerial threats, IonStrike delivers scalable, low-cost interception at the point of engagement, providing an affordable alternative to traditional air defense systems.

IonStrike extends Ondas’ aerial security platform beyond detection and mitigation to complete the kinetic defeat layer of an integrated counter-UAS architecture, enabling Ondas to own the full mission chain—from detection and identification to mitigation, interception and defeat—across military, homeland security and civil markets. Together with DZYNE’s Dronebuster, which we believe to be one of the most widely fielded handheld counter-UAS systems in the world, Sentrycs’ cyber-based detection and mitigation, and Iron Drone’s autonomous interception, IonStrike forms a layered aerial security architecture against evolving unmanned threats:

●	Detect: Sentrycs, Dronebuster and integrated airspace awareness technologies

●	Identify: Sentrycs protocol analytics, sensor fusion and AI-enabled classification

●	Mitigate: Sentrycs cyber takeover capabilities and Dronebuster electronic defeat capabilities

●	Defeat: Iron Drone autonomous net interception and IonStrike autonomous strike

3)	Expanding Capabilities in Precision Strike and Autonomous Effects

DZYNE’s family of unique, low-cost, attritable autonomous systems enables Ondas to support a broader spectrum of missions spanning intelligence, force protection, logistics, and precision effects. As militaries shift toward “affordable mass,” launched effects have been one of the fastest-growing segments of global defense spending, giving commanders scalable, expendable systems at a fraction of the cost of traditional platforms.

DZYNE’s portfolio includes the Blitz autonomous Group 1 UAS and Grasshopper autonomous cargo glider. Blitz pairs long-range autonomy, (150 km range), expendable economics, swarm capabilities and an open, modular architecture into a highly scalable platform aligned with the U.S. Department of War’s (DOW) focus on affordable mass and autonomous effects. Grasshopper delivers up to 500 pounds of critical supplies with precision into contested or denied environments, at a fraction of the cost of traditional logistics platforms.

Financial Profile and Updated Outlook

DZYNE is expected to generate $191 million in revenue for the full year 2026, and more than $300 million in 2027. The Company expects a revenue growth CAGR of greater than 80% from 2025-2028 driven by strong adoption of both the ULTRA platform for long-endurance ISR applications and the kinetic interceptor solution, IonStrike, along with a strong contribution from the counter-drone portfolio, including Dronebuster. DZYNE is expected to be EBITDA positive in 2026 and beyond. EBITDA margins are targeted in the mid-teens in 2027, rising to the mid-20% range by 2028.

For 2026 Ondas is now targeting at least $525 million in revenue, significantly ahead of the Company’s previous target of at least $390 million. The new outlook includes the addition of both DZYNE and the Company’s Omnisys acquisition, which closed on May 21, 2026, and was not contemplated in the prior outlook. Ondas’ new outlook does not include contributions from Cyberhawk, Ondas’ recently announced acquisition that is expected to close during the third quarter of 2026.

Transaction Summary

Under the terms of the transaction, DZYNE shareholders received $200 million in cash and approximately 85 million Ondas shares valued at approximately $675 million. The DZYNE shareholders, led by Highlander, will own approximately 13.8% of Ondas’ outstanding shares. Of the 85 million shares, 45 million—more than half the equity consideration—are subject to a six-month lock-up. Ondas believes this structure balances liquidity needs for DZYNE shareholders and long-term alignment with Ondas’ stockholders.

For additional information regarding the acquisition, please see the Current Report on Form 8-K to be filed with the Securities and Exchange Commission later today. In connection with the acquisition, the Company approved inducement grants of restricted stock units (RSUs) representing 500,000 shares of the Company’s common stock and stock options exercisable for 1,500,000 shares of the Company’s common stock with an exercise price of $7.92 per share to a total of 255 newly-hired employees in connection with the acquisition. The equity awards were granted pursuant to the Nasdaq Rule 5635(c)(4) inducement grant exception as a component of each individual’s employment compensation and were granted as an inducement material to his or her acceptance of employment with the Company. The RSUs and the stock options vest over 3 years, subject to the applicable employee’s continued employment with the Company.

Advisors

Citizens Capital Markets & Advisory served as exclusive financial advisor to Ondas and Baird served as exclusive financial advisor to DZYNE Technologies. Akerman LLP served as legal counsel to Ondas and Baker McKenzie served as legal counsel to Highlander Partners and DZYNE Technologies.

Investor Conference Call & Audio Webcast Details

Ondas will host an investor conference call and audio webcast to discuss the acquisition, the formation of Ondas Sentinel, and the strategic importance of the transaction to the Company’s long-term autonomous defense strategy.

Date: Monday, July 6, 2026

Time: 8:30 a.m. Eastern Time

Toll-free dial-in number: 844-883-3907

International dial-in number: 412-317-5798

Call participant pre-registration link: here

The Company encourages listeners to pre-register, which allows callers to gain immediate access and bypass the live operator. Please note that you can register at any time during the call. For those who choose not to pre-register, please call the conference telephone number 10-15 minutes prior to the start time, at which time an operator will register your name and organization.

The conference call will also be broadcast live and available for replay here and via the investor relations section of the Company’s website at ir.ondas.com. A replay will be accessible from the investor relations website after completion of the event.

About Ondas Inc.

Ondas Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems, robotics, and mission-critical technologies for defense, homeland security, public safety, critical infrastructure, and industrial markets. The Company develops and deploys integrated unmanned and autonomous platforms across air, ground, and stratospheric environments, designed to support intelligence, surveillance, reconnaissance, security, and operational missions in complex environments. Ondas’ solutions are deployed globally by government, defense, and commercial customers to protect infrastructure, borders, transportation networks, personnel, and strategic assets.

For additional information on Ondas Inc., visit www.ondas.com.

About DZYNE Technologies, LLC

DZYNE Technologies is a leading developer of autonomous aerial systems and advanced defense technologies, delivering innovative solutions across intelligence, surveillance, reconnaissance, and counter-UAS missions. The company designs and manufactures a full ecosystem of unmanned platforms and payloads—including long-endurance Group 2/3 aircraft, rapid-deployment Group 1 systems, and field-proven counter-drone tools—built to operate in contested and denied environments. With deep expertise in AI-enabled autonomy, modular airframe design, and rapid prototyping, DZYNE supports U.S. and allied defense customers with scalable, mission-ready capabilities that accelerate decision advantage at the tactical edge.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas Inc.

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Inc

preston.grimes@ondas.com

Jill Vacek
Director of Communications, Ondas Sentinel
jvacek@worldview.space